EXECUTION COPY




                            STOCK PURCHASE AGREEMENT

                                   dated as of

                                 October 1, 1999

                                     between

                                 RCN CORPORATION

                                       and

                          VULCAN VENTURES INCORPORATED

                        relating to the purchase and sale

                                       of

                 Series B 7% Senior Convertible Preferred Stock

                                       of

                                 RCN CORPORATION


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                                TABLE OF CONTENTS

                                  -------------

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                    ARTICLE 2
                                PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale...............................................8
SECTION 2.02.  Closing.........................................................8
SECTION 2.03.  Certificates for Shares.........................................8

                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

SECTION 3.01.  Corporate Existence and Power...................................9
SECTION 3.02.  Corporate Authorization........................................10
SECTION 3.03.  Authorization..................................................10
SECTION 3.04.  Non-contravention..............................................10
SECTION 3.05.  Capitalization.................................................11
SECTION 3.06.  Authorization of Preferred Shares..............................11
SECTION 3.07.  Finders' Fees..................................................12
SECTION 3.08.  SEC Reports....................................................12
SECTION 3.09.  Proxy Materials................................................12
SECTION 3.10.  Financial Statements...........................................12
SECTION 3.11.  Absence of Certain Changes.....................................13
SECTION 3.12.  Litigation.....................................................13
SECTION 3.13.  Offering of Preferred Shares...................................13
SECTION 3.14.  Governmental Authorizations....................................13
SECTION 3.15.  State Takeover Statutes........................................14

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01.  Corporate Existence and Power..................................14
SECTION 4.02.  Corporate Authorization........................................14
SECTION 4.03.  Authorization..................................................15
SECTION 4.04.  Non-contravention..............................................15


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                                                                            Page
                                                                            ----

SECTION 4.05.  Purchase for Investment........................................15
SECTION 4.06.  Current Ownership..............................................15
SECTION 4.07.  Voting Arrangements............................................15
SECTION 4.08.  Litigation.....................................................16
SECTION 4.09.  Finders' Fees..................................................16
SECTION 4.10.  Proxy Materials................................................16

                                    ARTICLE 5
                          COVENANTS OF THE CORPORATION

SECTION 5.01.  Access to Information..........................................16
SECTION 5.02.  Certificate of Designations....................................17
SECTION 5.03.  Restrictions Pending the Closing...............................17
SECTION 5.04.  Buyer Director.................................................17
SECTION 5.05.  Reservation of Shares..........................................19
SECTION 5.06.  Other Transfers of Restricted Securities.......................19
SECTION 5.07.  Pro-rata Participation.........................................19
SECTION 5.08.  Exchange of Class B Stock......................................21
SECTION 5.09.  Change of Control..............................................22
SECTION 5.10.  Cross Ownership................................................24
SECTION 5.11.  Special Preferred Stock........................................24

                                    ARTICLE 6
                               COVENANTS OF BUYER

SECTION 6.01.  Confidentiality................................................25
SECTION 6.02.  Sale or Transfer of Restricted Securities......................26
SECTION 6.03.  Acquisition of Voting Securities...............................27
SECTION 6.04.  Standstill.....................................................28
SECTION 6.05.  Voting Arrangements............................................32
SECTION 6.06.  Voting of Preferred Stock......................................32

                                    ARTICLE 7
                     COVENANTS OF BUYER AND THE CORPORATION

SECTION 7.01.  Required Regulatory Approvals; Reasonable Best Efforts;
               Further Assurances.............................................33
SECTION 7.02.  Certain Filings................................................33
SECTION 7.03.  Public Announcements...........................................34
SECTION 7.04.  Registration Rights Agreement..................................34
SECTION 7.05.  Shareholder Meeting............................................34
SECTION 7.06.  Buyer's Option.................................................35


                                      iii

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                                                                            Page
                                                                           ----

                                    ARTICLE 8
                              CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to Obligations of Buyer and the Corporation.........37
SECTION 8.02.  Conditions to Obligation of Buyer..............................37
SECTION 8.03.  Conditions to Obligation of the Corporation....................38

                                    ARTICLE 9
                                   TERMINATION

SECTION 9.01.  Grounds for Termination........................................39
SECTION 9.02.  Effect of Termination..........................................39

                                   ARTICLE 10
                            SURVIVAL; INDEMNIFICATION

SECTION 10.01.  Survival of Representation and Warranties.....................40
SECTION 10.02.  Indemnification...............................................40
SECTION 10.03.  Procedures....................................................41
SECTION 10.04.  Inspections; No Other Representations ........................41
SECTION 10.05.  Exclusivity...................................................42

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.  Notices.......................................................42
SECTION 11.02.  Amendments and Waivers........................................43
SECTION 11.03.  Expenses......................................................43
SECTION 11.04.  Assignment....................................................43
SECTION 11.05.  Governing Law.................................................44
SECTION 11.06.  Jurisdiction..................................................44
SECTION 11.07.  Counterparts; Third Party Beneficiaries.......................44
SECTION 11.08.  Entire Agreement..............................................45
SECTION 11.09.  Captions......................................................45
SECTION 11.10.  Severability..................................................45
SECTION 11.11.  Specific Performance..........................................45
SECTION 11.12.  No Recourse...................................................45

Exhibit A        Certificate of Designations, Preferences and Rights
                 of Series B 7% Senior Convertible Preferred Stock


                                       iv

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                                                                            Page
                                                                            ----
Exhibit B        Registration Rights


                                       v
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                            STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of October 1, 1999 between RCN Corporation, a Delaware corporation (the "Corporation"), and Vulcan Ventures Incorporated, a Washington corporation ("Buyer").

         WHEREAS, the Corporation desires to sell the Preferred Shares (as defined herein) to Buyer, and Buyer desires to purchase the Preferred Shares from the Corporation, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, as a condition to Buyer's willingness to enter into this Agreement, simultaneously with the execution of this Agreement Buyer is entering into a Voting Agreement (the "Voting Agreement") with Level 3 Telecom Holdings Inc., a stockholder of the Corporation, and the Corporation.

         WHEREAS, simultaneously with the execution of this Agreement, the Corporation is entering into (i) the Channel Agreement and the Portal Agreement (as defined herein) with Buyer and (ii) the LA Agreement (as defined herein) with Charter Communications, Inc., a Delaware corporation ("Charter").

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "10-Day Market Price" means the average of the daily Market Prices of the Common Stock for the 10 consecutive trading days ending the day prior to the date for which such value is to be computed.

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether



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through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

         "Agreed Percentage" means 15%; provided that (i) if the Corporation submits to the vote of the Corporation's stockholders any Takeover Proposal, the Agreed Percentage shall be equal to the greater of 15% and the Voting Percentage entitled to be cast by the Level 3 Holders (assuming that the Level 3 Holders continued to hold any Voting Securities transferred by a Level 3 Holder to any Person other than a Level 3 Holder after the date hereof) in such vote after taking into account the conversion of Preferred Stock to Common Stock by Buyer in order to increase its vote to the same Voting Percentage as the Level 3 Holders; and (ii) if (A) the Corporation shall issue to any Person, in one transaction or a series of related transactions, Voting Securities (excluding the shares of Common Stock issuable on conversion of the Series A Preferred Stock and on exercise of employee options) or Convertible Voting Securities, representing 5% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person or any Group of which such Person is a member), (B) as a result thereof the Voting Percentage of such Person or any Group of which such Person is a member increases by more than 1% of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person or Group) and (C) immediately following such issuance, such Person or any Group of which such Person is a member shall beneficially own 15% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person or Group), then the Agreed Percentage shall be equal to the greater of 15% and the maximum Voting Percentage such Person is allowed by the Corporation to cast; provided that if such issuance is in connection with a bona fide public offering in which the Corporation uses commercially reasonable efforts to avoid issuing, and does not knowingly issue, Voting Securities to any Person (other than a Person in respect of which the Corporation agrees that this proviso shall be disregarded) who immediately following such issuance shall, together with the members of any Group of which such Person is a member, beneficially own 15% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person or Group), this clause (ii) shall be disregarded in connection with such issuance (other than with respect to a Person in respect of which the Corporation agrees that this proviso shall be disregarded). In the event that more than one of the events referred to in clause (i) or (ii) of the proviso to the preceding sentence shall occur, the Agreed Percentage shall be the greatest percentage provided for under clause (i) or (ii).

         "beneficial owner" has the meaning set forth in Rule 13d-3 under the Exchange Act, and derivative terms such as "beneficially own" shall be given corresponding meanings.

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         "Board of Directors" means the Board of Directors of the Corporation.

         "Change of Control" means the occurrence of any of the following events: (a) any Person or Group is or becomes the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Securities of the Corporation; or (b) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Securities of the Corporation are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Corporation are converted into or exchanged for Voting Securities of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no Person or Group is the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Securities of the surviving or transferee corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "Change of Control Premium Date" means three years from the earlier of: (i) the Closing Date and (ii) February 15, 2000.

         "Channel Agreement" means the letter agreement dated as of the date hereof between the Corporation and Buyer regarding certain rights of access to channel capacity.

         "Closing Date" means the date of the Closing.

         "Commission" means the Securities and Exchange Commission.

         "Common Equity" means shares of Common Stock, shares of Class B Stock and Convertible Securities (including the Preferred Stock).

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         "Controlled Affiliate" means, with respect to any Person, any corporation or other entity of which 75% or more of the securities or other ownership interests having ordinary voting power to elect directors to the Board of Directors (or other governing body) of such corporation or other entity are directly or indirectly owned by such Person.

         "Convertible Securities" means any securities convertible into or exchangeable or exercisable for Common Stock or Class B Stock.

         "Convertible Voting Securities" means securities convertible into or exchangeable or exercisable for Voting Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Group" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

         "LA Agreement" means the term sheet dated as of the date hereof between the Corporation and Charter regarding the provision of telephony services in the Los Angeles metropolitan area.

         "Level 3 Holders" means Peter Kiewit Sons Inc., Level 3
Communications, Inc. and Level 3 Telecom Holdings, Inc. and any of their respective controlled Affiliates.

         "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         "Market Price" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; provided that, in connection with (i) or (ii), the Corporation may from time to time specify in advance the time at which the trade price or bid and ask prices, respectively, shall be determined for purposes of a particular calculation under this Certificate of Designations. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

        "Material Adverse Effect" means (i) with respect to the Corporation, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Corporation and its Subsidiaries, taken as whole, excluding any such effect resulting from or arising in connection with
(A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which the Corporation and its Subsidiaries operate or (C) changes in general economic, regulatory or political conditions, (ii) with respect to Buyer, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Buyer and its Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which Buyer and its Subsidiaries operate or (C) changes in general economic, regulatory or political conditions, or (iii) with respect to Charter, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Charter and its Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which Charter and its Subsidiaries operate or (C) changes in general economic, regulatory or political conditions.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Portal Agreement" means the Video Portal Agreement Term Sheet dated as of the date hereof between the Corporation and Buyer.

        "Preferred Shares" means 1,650,000 shares of Preferred Stock issued on the Closing Date.

        "Preferred Stock" means the Series B 7% Senior Convertible Preferred Stock of the Corporation.

        "Restricted Securities" means (i) Common Equity and (ii) any other Voting Securities or Convertible Voting Securities.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Subsidiary" means, with respect to any Person, any corporation or other entity (and any predecessor thereof) of which the securities or other ownership interests having ordinary voting power to elect a majority of the Board of

Directors or other persons performing similar functions are directly or indirectly owned by such Person.

        "Takeover Proposal" means any solicited or unsolicited tender or exchange offer (or a proposal therefor) or proposal for a merger, consolidation, sale of assets or other business combination or transaction (including a sale or issuance of equity securities or a proxy contest) that, in any such case, could reasonably be expected to result in a Change of Control.

        "Total Voting Power" means the aggregate number of votes which may be cast by holders of Voting Securities in respect of Voting Securities.

        "Voting Percentage" means, with respect to any Person, the percentage of the Total Voting Power beneficially owned by such Person.

        "Voting Securities" means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation other than the Preferred Stock and the Special Preferred; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

        (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                            Section
Advance Pro Rata Notice                                           5.07
Approved Shares                                                   7.06
Authorizations                                                    3.14
Buyer Director                                                    5.04
Buyer Proposal                                                    6.04
Certificate of Designations                                       3.06
Change of Control Date                                            5.09
Change of Control Offer                                           5.09
Change of Control Payment Date                                    5.09
Class B Stock                                                     3.05
Closing                                                           2.02
Common Stock                                                      3.05
Current Shares                                                    4.06
Damages                                                          10.02
Determination Period                                              6.04
DGCL                                                              3.15
Election Notice                                                   5.09
Fully Financed                                                    6.04

Term                                                            Section
First Call Date                                                   5.09
Gross Up Adjustment                                              10.02
HSR Act                                                           3.03
Indemnified Party                                                10.03
Indemnifying Party                                               10.03
Initial Shares                                                    7.06
Issuance                                                          5.07
NASD                                                              7.05
Negotiated Proposal                                               6.04
Negotiation Notice                                                6.04
Offer                                                             6.04
Permitted Actions                                                 6.04
Permitted Transferee                                              6.02
Pro-Rata Notice                                                   5.07
Pro-Rata Securities                                               5.07
Proxy Statement                                                   3.09
Purchase Price                                                    2.01
Redemption Price                                                  5.09
Regulatory Authorities                                            3.03
Representatives                                                   6.01
Rights                                                            5.07
Schedule 3.04 Consent                                             3.04
SEC Reports                                                       3.05
Second Closing                                                    7.06
Section 6.04(e) Event                                             6.04
Series A Preferred Stock                                          3.05
Special Preferred                                                 5.11
Standstill Period                                                 6.04
Stock Issuance Proposal                                           6.05
Stockholder Approval                                              7.06
Stockholder Meeting                                               7.05
Voting Agreement                                               Recitals


        (c) The following definitional provisions shall apply to this Agreement:

             (i) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

             (ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (iii) The terms "Dollars" and "$" shall mean United States Dollars.

             (iv) References herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement, unless the express context otherwise requires.

             (v) Wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."


                                    ARTICLE 2

                                PURCHASE AND SALE

        SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Corporation agrees to sell to Buyer, and Buyer agrees to purchase from the Corporation, the Preferred Shares at the Closing. The purchase price (the "Purchase Price") for the Preferred Shares is $1,650,000,000 in cash. The Purchase Price shall be paid as provided in Section 2.02.

        SECTION 2.02. Closing. The closing (the "Closing") of the purchase and sale of the Preferred Shares hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, and in no event later than five business days after satisfaction or waiver of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), or at such other time or place as Buyer and the Corporation may agree. At the Closing:

        (a) Buyer shall deliver to the Corporation the Purchase Price in immediately available funds by wire transfer to an account of the Corporation with a bank designated by the Corporation, by notice to Buyer, not later than two business days prior to the Closing Date.

        (b) The Corporation shall deliver to Buyer certificates for the Preferred Shares.

        SECTION 2.03. Certificates for Shares. (a) Each certificate for Preferred Stock or Restricted Securities issued to Buyer shall bear the following legend:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such Act and other applicable laws.

        (b) Each certificate for Restricted Securities beneficially owned by Buyer will bear the following legend:

               "The securities represented hereby are subject to certain restrictions under the terms of the Stock Purchase Agreement dated October 1, 1999, as amended from time to time, between Vulcan Ventures Incorporated and RCN Corporation and may not be offered, sold, transferred or otherwise disposed of except in accordance with the terms of that Agreement."

At the Closing, Buyer will deliver to the Corporation all certificates representing Restricted Securities beneficially owned by Buyer so that the Corporation may place such legend on such certificates.

        (c) The Corporation agrees that, at the request of Buyer or any Permitted Transferee, it will remove from the certificates representing any Preferred Stock or Restricted Securities the legend contemplated by subsection
(a) regarding the restriction under the Securities Act in the event that outside counsel for Buyer or such Permitted Transferee determines that the transfer of such Restricted Securities is no longer restricted by the Securities Act and outside counsel for the Corporation concurs in such determination (such concurrence not to be unreasonably withheld). The Corporation agrees that, at the request of Buyer, it will remove from the certificates representing Restricted Securities the legend contemplated by subsection (b) regarding the restrictions under this Agreement at the time after which such restrictions are no longer applicable. If Buyer transfers any Restricted Securities in accordance with Section 6.02, the Corporation will issue to such transferee a certificate representing such transferred Restricted Securities without the legend contemplated by subsection (b) regarding the restrictions under this Agreement.


                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

        The Corporation represents and warrants to Buyer as of the date hereof and as of the Closing that:

        SECTION 3.01. Corporate Existence and Power. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.

        SECTION 3.02. Corporate Authorization. (a) The execution, delivery and performance of this Agreement by the Corporation is within the Corporation's corporate powers and, except for any required approval of the Corporation's stockholders, has been duly authorized by all necessary corporate action on the part of the Corporation.

        (b) This Agreement constitutes a legal and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (ii) for limitations imposed by general principles of equity.

        SECTION 3.03. Authorization. The execution, delivery and performance of this Agreement by the Corporation requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the Exchange Act, (ii) with respect to the Corporation's obligations under Section 7.04, compliance with any applicable requirements of the Securities Act, (iii) the filing of the Certificate of Designations in accordance with the laws of Delaware, (iv) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) filings with, notifications to and consents from the Federal Communications Commission, franchising authorities, state public utility commissions and other similar governmental entities (collectively, "Regulatory Authorities") and (vi) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

        SECTION 3.04. Non-contravention. Assuming compliance with the matters referred to in Section 3.03 and receipt of approval from the Corporation's stockholders, if required, the execution, delivery and performance of this Agreement by the Corporation do not and will not (i) violate the certificate of incorporation or bylaws of the Corporation, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Corporation, other than violations that would be immaterial to the Corporation or Buyer, or (iii) except for the consent forth on Schedule 3.04 (the "Schedule
3.04 Consent") and except as to matters which would be immaterial to the Corporation or Buyer, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Corporation or to a loss of any benefit to which the Corporation is entitled under any provision of any agreement or other instrument binding upon the Corporation or (iv) result in the creation or imposition of any Lien on any asset of the Corporation except where such Lien would not have a Material Adverse Effect on the Corporation.

        SECTION 3.05. Capitalization. (a) As of the date hereof, the authorized capital stock of the Corporation consists of: 200,000,000 shares of common stock ("Common Stock"), par value $1.00 per share; 400,000,000 shares of Class B common stock ("Class B Stock"), par value $1.00 per share; and 25,000,000 shares of preferred stock, par value $1.00 per share. As of September 24, 1999, there were issued and outstanding the following shares of such stock: 76,319,126 shares of Common Stock, no shares of Class B Stock and 254,083 shares of Series A 7% Senior Convertible Preferred Stock ("Series A Preferred Stock").

        (b) All outstanding shares of Common Stock and all outstanding shares of Series A Preferred Stock are duly authorized, validly issued and fully paid and nonassessable. There are no preemptive or other similar rights available to the existing holders of the capital stock of the Corporation. As of the date hereof and other than (i) as set forth in the financial statements contained in the forms, reports and documents filed with the Commission (the "SEC Reports"), (ii) as set forth on Schedule 3.05(b) hereto, and (iii) in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Corporation requiring, and there are no outstanding debt or equity securities of the Corporation which upon the conversion, exchange or exercise thereof would require, the issuance, sale or transfer by the Corporation of any new or additional equity interests in the Corporation (or any other securities of the Corporation or any of its Subsidiaries which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Corporation). Except as set forth in the SEC Reports and as contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Corporation or any of its Subsidiaries is a party with respect to the voting of capital stock of the Corporation.

        SECTION 3.06. Authorization of Preferred Shares. The issuance, sale and delivery of the Preferred Shares has been duly authorized by all requisite corporate action of the Corporation, except for any required approval of the Corporation's stockholders, and the Preferred Shares issued to Buyer in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series B 7% Senior Convertible Preferred Stock (the "Certificate of Designations") set forth on Exhibit A hereto, when issued and delivered in accordance with the terms of this Agreement will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Corporation.

        SECTION 3.07. Finders' Fees. Except for Chase Securities Inc. and Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by the Corporation, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Corporation who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

        SECTION 3.08. SEC Reports. The Corporation has filed all required SEC Reports when due in accordance with the Exchange Act and delivered or made available to Buyer copies thereof. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 3.09. Proxy Materials. If the Corporation seeks the approval of the Corporation's stockholders in connection with the issuance of securities contemplated hereby, the proxy or information statement of the Corporation to be filed with the Commission in connection with the related shareholders meeting (the "Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Corporation, and at the time such stockholders vote on approval of the issuance of securities hereunder, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished in writing to the Corporation by Buyer specifically for use therein.

        SECTION 3.10. Financial Statements. The consolidated financial statements of the Corporation contained in the SEC Reports (or, in the case of any amended SEC Report, in the SEC Report as so amended) comply as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Corporation and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements, which adjustments will not be material either individually or in the aggregate).

        SECTION 3.11. Absence of Certain Changes. Since June 30, 1999, there has not been any event, occurrence or development of a state of circumstances or facts that has had or would reasonably be expected to have a Material Adverse Effect on the Corporation or an adverse effect on the ability of the Corporation to perform its obligations under this Agreement.

        SECTION 3.12. Litigation. Except as disclosed in the SEC Reports, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Corporation threatened against or affecting, the Corporation or any Subsidiary before any court or arbitrator or any governmental body, agency or official which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or
(ii) if resolved adversely to the Corporation or a Subsidiary would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Corporation.

        SECTION 3.13. Offering of Preferred Shares. Neither the Corporation nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Corporation under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Preferred Shares) which might subject the offering, issuance or sale of the Preferred Shares to the registration requirements of Section 5 of the Securities Act.

        SECTION 3.14. Governmental Authorizations. The Corporation has all necessary franchises, approvals, authorizations, permits, licenses, registrations, qualifications and similar rights obtained from any Federal, State or Local regulatory authority ("Authorizations") to conduct and operate the businesses of the Corporation, except any such Authorizations which the failure to have would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation. The Authorizations are currently in full force and effect, are not in default, and are valid under all applicable rules and regulations according to their terms, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation. The Corporation is in compliance with the terms and conditions of the Authorizations, including requirements for notifications, filing, reporting, posting and maintenance of logs and records, except where any failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation.

        SECTION 3.15. State Takeover Statutes. The Board of Directors of the Corporation, at a meeting duly called (or for which notice was duly waived by all directors of the Corporation) and held on September 28, 1999, has approved the terms of this Agreement, the Certificate of Designations, the Voting Agreement and the other documents contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance to Buyer of the Preferred Stock pursuant to this Agreement, and Buyer's acquisition of shares of Common Stock or Class B Common Stock upon conversion of the Preferred Stock), and such approval constitutes approval of such transactions by the Board of Directors under the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), and constitutes all actions necessary to ensure that the restrictions contained in Section 203 of the DGCL will not apply to Buyer in connection with or as a result of such transactions. To its knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement and the other documents contemplated hereby.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to the Corporation as of the date hereof and as of the Closing that:

        SECTION 4.01. Corporate Existence and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

        SECTION 4.02. Corporate Authorization. The execution, delivery and performance of this Agreement by Buyer are within Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

        SECTION 4.03. Authorization. The execution, delivery and performance of this Agreement by Buyer requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the Exchange Act, (ii) compliance with the applicable requirements of the HSR Act,
(iii) filings with, notifications to and consents from Regulatory Authorities and (iv) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

        SECTION 4.04. Non-contravention. Assuming compliance with the matters referred to in Section 4.03, the execution, delivery and performance of this Agreement by Buyer does not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (iii) constitute a default under any agreement or other instrument binding upon Buyer except as to matters which would not be material to Buyer.

        SECTION 4.05. Purchase for Investment. Buyer is an "accredited investor" as defined in Rule 501 under the Securities Act. Buyer is purchasing the Preferred Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof or of any shares of Common Stock or Class B Stock issued on conversion of the Preferred Stock in violation of the Securities Act. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Stock and is capable of bearing the economic risks of such investment.

        SECTION 4.06. Current Ownership. The Buyer is the record and beneficial owner of 3,407,100 shares of Common Stock (the "Current Shares"). Except for the Current Shares, neither Buyer nor any of its Affiliates beneficially owns any Common Equity.

        SECTION 4.07.  Voting Arrangements.  The Buyer has not:

             (i) formed, joined or in any way participated in a Group with respect to any Common Equity; or

             (ii) granted any "proxies" (as defined under the Exchange Act) with respect to any Common Equity to any Person or deposited any Common Equity in a voting trust or entered into any other arrangement or agreement with respect to the voting thereof except as set forth in
        Section 6.05.

        SECTION 4.08. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which has a reasonable likelihood of success and in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

        SECTION 4.09. Finders' Fees. Except for Allen & Company Incorporated, whose fees and expenses shall be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Corporation or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        SECTION 4.10. Proxy Materials. If the Corporation seeks the approval of the Corporation's stockholders in connection with the issuance of securities contemplated hereby, none of the information provided by Buyer in writing specifically for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Corporation and at the time the stockholders vote on approval of the issuance of securities hereunder, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 5

                          COVENANTS OF THE CORPORATION

        The Corporation agrees that:

        SECTION 5.01. Access to Information. From the date hereof until the Closing Date, the Corporation will (i) furnish to Buyer and its authorized representatives such financial and operating data and other information relating to the Corporation and its Subsidiaries as such Persons may reasonably request and (ii) instruct its counsel, independent accountants and financial advisors to cooperate with Buyer and its authorized representatives in its investigation of the Corporation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Corporation. In addition, during any time that Buyer has the right to designate the Buyer Directors pursuant to Section 5.04, the Corporation will provide Buyer with copies of all financial information, reports and presentations delivered to the lenders under the Corporation's principal credit facilities, subject to the confidentiality agreement set forth in Section 6.01.

        SECTION 5.02. Certificate of Designations. Prior to the Closing, the Corporation shall cause to be filed the Certificate of Designations set forth as Exhibit A hereto as required pursuant to the law of Delaware.

        SECTION 5.03. Restrictions Pending the Closing. After the date hereof and prior to the Closing Date, except as expressly provided for in this Agreement or as consented to in writing by Buyer, the Corporation will not:

             (i) amend its Certificate of Incorporation or By-laws or similar organizational documents;

             (ii) split, combine or reclassify any shares of the Corporation's capital stock;

             (iii) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Common Stock;

             (iv) take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Corporation set forth in Article 3 becoming untrue or (B) any of the conditions to the obligations of Buyer set forth in Section 8.01 or 8.02 not being satisfied; or

             (v) enter into any agreement or commitment to do any of the foregoing.

        SECTION 5.04. Buyer Director. Buyer shall be entitled to designate for election to the Board of Directors (i) two persons (each a "Buyer Director"), for so long as the aggregate number of shares of Common Stock and Class B Stock (treating all shares of Preferred Stock as if they had been converted) owned by Buyer is not less than 50% of the sum of the number of Current Shares plus the number of shares of Common Stock and Class B Stock issued or issuable on conversion of all shares of Preferred Stock issued to Buyer from time to time (appropriately adjusted in the event of any reclassification, recapitalization, stock split, reverse stock split or combination, exchange or readjustment of shares or any stock dividend thereon) and (ii) one Buyer Director for so long as the aggregate number of shares of Common Stock and Class B Stock (treating all shares of Preferred Stock as if they had been converted) owned by Buyer is not less than 25% of the sum of the number of Current Shares plus the number of shares of Common Stock and Class B Stock issued or issuable on conversion of all shares of Preferred Stock issued to Buyer from time to time (appropriately adjusted in the event of any reclassification, recapitalization, stock split, reverse stock split or combination, exchange or readjustment of shares or any stock dividend thereon); provided, however, that the right to designate one Buyer Director under this Section shall be suspended at any time that the holders of the Preferred Stock have the right to designate a person for election to the Board of Directors under the terms of the Preferred Stock set forth in the Certificate of Designations. In the event Buyer elects to designate one or two Buyer Directors pursuant to this Section 5.04, it shall so notify the Corporation in writing and the Corporation shall (a) increase the size of the Board of Directors by one or two, as the case may be, and fill the vacancy created thereby by electing the Buyer Director or Buyer Directors, as the case may be, and (b) in connection with the meeting of shareholders of the Corporation next following such election, nominate such Buyer Director or Buyer Directors, as the case may be, for election as director(s) by the shareholders and use its best efforts to cause the Buyer Director to be so elected and re-elected at each subsequent stockholder meeting at which directors are elected (and if such Buyer Director(s) are not elected, the Board of Directors shall take all action permitted by law to appoint such Buyer Director(s) to the Board of Directors). If a vacancy shall exist in the office of a Buyer Director, Buyer shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of shareholders of the Corporation next following such election, nominate such successor for election as director by the shareholders and use its best efforts to cause the successor to be so elected. At least one Buyer Director shall be entitled to serve on the Executive Committee of the Board of Directors and any standing or special committee of the Board of Directors established for purposes of considering or which otherwise does consider any Takeover Proposal or any issuance of equity securities of the Corporation (other than any such issuance pursuant to any director or employee stock compensation plan). On the date upon which Buyer ceases to beneficially own the minimum amount of securities that would entitle Buyer to designate one or both of the Buyer Directors under this Section 5.04, Buyer's right to designate such Buyer Director or Buyer Directors, as the case may be, shall cease and, upon notice of termination from the Corporation to Buyer, Buyer shall cause such Buyer Director or Buyer Directors, as the case may be, to immediately resign, the terms of office of such Buyer Director or Buyer Directors, as the case may be, shall forthwith terminate and the size of the Board of Directors shall be reduced accordingly.

        SECTION 5.05. Reservation of Shares. For so long as any of the Preferred Stock is outstanding, the Corporation shall keep reserved for issuance a sufficient number of shares of Common Stock and Class B Stock to satisfy its conversion obligations under the Certificate of Designations.

        SECTION 5.06. Other Transfers of Restricted Securities. The Corporation shall take all actions reasonably necessary to enable holders of the Common Stock or Class B Stock to sell such stock without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

        SECTION 5.07. Pro-rata Participation. (a) If the Corporation shall issue (such issuance, including any Common Equity issued to Buyer pursuant to this Section 5.07, an "Issuance") any Common Equity (other than an issuance of Common Equity (i) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future director or employee compensation plan approved by the Board of Directors, (ii) as consideration for the acquisition of a business or of assets, (iii) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (iv) upon conversion, exercise or exchange of Convertible Securities, (v) pursuant to
Section 5.08 hereof, (vi) which would cause an adjustment under paragraph 8(g)(iii) of the Certificate of Designations, (vii) pursuant to any shareholders' rights plan or (viii) as dividends on any class of preferred stock of the Corporation), Buyer shall have the right to purchase for cash an amount of such Common Equity ("Pro-Rata Securities") on the same terms and at the same price as the issue price of such Common Equity (such price to be agreed by the Corporation and Buyer if such Common Equity is to be issued for consideration other than cash, and if the parties cannot agree on such price, the price shall be determined as provided in paragraph (c) of this Section 5.07) so that, after the Issuance, Buyer would own the same proportional interest of Common Stock and Class B Stock in the aggregate (assuming conversion, exercise or exchange of all Convertible Securities) as is owned by it prior to the Issuance (assuming conversion, exercise or exchange of all Convertible Securities). The Corporation shall deliver written notice (a "Pro-Rata Notice") to Buyer with respect to any Issuance subject to the provisions of this Section 5.07 either, at the Corporation's option, (i) not less than 5 days before the anticipated date of such Issuance (an "Advance Pro-Rata Notice"), or (ii) promptly after consummation of such Issuance. Buyer's right to purchase Pro-Rata Securities with respect to any Issuance of Common Equity shall terminate 5 business days after delivery of the Pro-Rata Notice. If Buyer timely elects to exercise its right to purchase Pro-Rata Securities, such election will constitute a binding offer to purchase and may not be revoked by Buyer; provided, however, that Buyer's obligation to acquire the

Pro-Rata Securities will be subject to terms and conditions at least as favorable as those applicable to the Issuance giving rise to Buyer's rights under this Section 5.07 and to receipt of any necessary governmental approvals (and the parties agree to expeditiously seek and cooperate with respect to obtaining such approvals). Notwithstanding anything in this Section 5.07 to the contrary, (i) if Buyer exercises its right to purchase any Pro-Rata Securities pursuant to an Advance Pro-Rata Notice, but the Corporation does not consummate the issuance of Common Equity referred to in such notice (or reduces the size of such issuance), Buyer will not have the right to purchase such Pro-Rata Securities (or, in the event of a reduction in the size of the Issuance, have its right to purchase reduced pro rata), (ii) if Buyer exercises its right to purchase any Pro-Rata Securities, the Corporation and Buyer agree that the Issuance giving Buyer such right shall not cause an adjustment under paragraph 8(g)(ii) of the Certificate of Designations, and (iii) if the Corporation issues securities ("Rights") the issuance of which, except for this paragraph, would cause an adjustment under paragraph 8(g)(iii) of the Certificate of Designations, then (A) Buyer shall, in addition to any Rights it receives in respect of any Common Stock and Class B Stock it owns, be entitled to receive Rights in respect of all Preferred Stock (as if such Preferred Stock had been converted into Common Stock immediately prior to the record date for the Issuance of such Rights) owned by Buyer, and (B) the Corporation and Buyer agree that the issuance of Rights shall not cause an adjustment under Section 8(g)(iii) or 8(g)(iv) of the Certificate of Designations. Buyer agrees that it will not, directly or indirectly, sell, pledge, encumber or otherwise transfer or agree to sell, pledge, encumber or otherwise transfer, any Rights it receives pursuant to this Section 5.07 in respect of Preferred Stock. During the Standstill Period, Buyer may exercise only that portion of the Rights it receives as is equal to a fraction, the numerator which is the number of Rights exercised by other Persons and the denominator of which is the number of Rights distributed to other Persons. The agreements between the Corporation and Buyer in this paragraph (c) not to make adjustments under paragraph 8(g) of the Certificate of Designations under the circumstances set forth in this paragraph
(c) shall constitute agreements as referred to in, and for the purposes of, paragraph 8(g)(vii) of the Certificate of Designations.

        (b) The rights and agreements in paragraph (a) of this Section 5.07 shall terminate in their entirety if either (i) Buyer is no longer entitled to designate one or both of the Buyer Directors pursuant to Section 5.04 (other than as a result of the first proviso to the first sentence of such Section) or
(ii) all shares of Preferred Stock have been either redeemed by the Corporation or converted into Common Stock or Class B Stock.

        (c) If Buyer and the Corporation fail to agree on the price at which Buyer may purchase securities under paragraph (a) of this Section 5.07 within 30 days following receipt by the Buyer of a Pro-Rata Notice, then the items in dispute shall be referred to a nationally recognized investment banking firm selected jointly by Buyer and the Corporation. The determination of such investment banking firm shall be rendered within 30 days of such referral. The Corporation and Buyer shall share equally in payment of all fees and expenses of such investment banking firm. All determinations made pursuant to this paragraph
(c) shall be final and binding on the Buyer and the Corporation.

        SECTION 5.08. Exchange of Class B Stock. (a) Subject to the provisions of this Section 5.08, Buyer shall have the right, at any time, to exchange each share of Class B Stock for one fully paid and non-assessable share of Common Stock. Such right of exchange shall be exercised by giving written notice to the Corporation that Buyer elects to exchange a stated number of shares of Class B Stock for Common Stock and by surrender of a certificate or certificates for the shares to be exchanged as provided in paragraph (b) below.

        (b) Each certificate for shares of Class B Stock to be surrendered to the Corporation in connection with an exchange shall be surrendered at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to Buyer) at any time during its usual business hours. If the exchange is in connection with a transfer permitted under Section 6.02, each share certificate surrendered shall be accompanied by (i) a statement of the name or names of the transferee (with address) in which the certificate or certificates for shares of Common Stock shall be issued, (ii) instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by Buyer's duly authorized attorney and by transfer tax stamps or funds therefor, if required pursuant to paragraph (e) of this Section 5.08 and (iii) evidence reasonably satisfactory to the Corporation that the transfer is permitted under Section 6.02. If the exchange is not in connection with a transfer permitted under Section 6.02, each share certificate surrendered shall be duly endorsed or accompanied by stock powers duly endorsed in blank.

        (c) Promptly following the receipt by the Corporation of the certificate for the share or shares of Class B Stock surrendered for exchange, together with the other documents referred to in paragraph (b) of this Section 5.08, if applicable, and the payment in cash of any amount required pursuant to subparagraph (e) of this Section 5.08, the Corporation shall issue and deliver, or cause to be issued and delivered, to Buyer (registered in the name or names of the transferee in the case of an exchange in connection with a transfer), a certificate or certificates for the number of shares of Common Stock issuable upon exchange of such share or shares of Class B Stock. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date on which the certificate or certificates for such share or shares, together with the other documents referred to in paragraph (b) of this Section 5.08, if applicable, shall have been surrendered and any payment required pursuant to paragraph (e) of this Section
5.08 shall have been made.

        (d) In the case of an exchange in connection with a transfer, if the number of shares of Class B Stock represented by the certificate or certificates surrendered for exchange exceeds the number of shares exchanged, the Corporation shall, upon such exchange, execute and deliver to Buyer, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class B Stock represented by the certificate or certificates surrendered which are not to be exchanged.

        (e) Buyer will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exchange of the Class B Stock pursuant to this Section 5.08.

        SECTION 5.09. Change of Control. (a) Subject to paragraphs (c) and (d) below, upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall, to the extent funds are legally available therefor, make an offer (the "Change of Control Offer") to Buyer to repurchase (i) if such Change of Control Date is prior to the Change of Control Premium Date, 100% of Buyer's shares of Preferred Stock, or (ii) if such Change of Control Date is on or after the Change of Control Premium Date, 50% of Buyer's shares of Preferred Stock, in either case, at a price per share in cash equal to (A) if the Change of Control Payment Date is prior to the First Call Date (as defined in the Certificate of Designations), 110% of the product of (i) one plus the number (or fraction) of shares of Preferred Stock accrued and unpaid as dividends on such share to the Change of Control Payment Date, times
(ii) the Conversion Ratio in effect immediately prior to the Change of Control, times (iii) if the Change of Control is the result of a tender or exchange offer, merger or other form of business combination, the price paid per share of Common Stock in such tender or exchange offer, merger or other form of business combination (with the fair market value of any non-cash consideration being determined in good faith by the Board of Directors of the Corporation), or if the Change of Control is not the result of a tender or exchange offer, merger or other form of business combination, the 10-Day Market Price of the Common Stock on the Change of Control Date and (B) if the Change of Control Payment Date is on or after the First Call Date, the Redemption Price (as defined in the Certificate of Designations); provided, that Buyer shall not be entitled to tender any Preferred Stock under this provision until such time as the Corporation has repurchased such debt securities as are required to be repurchased by the Corporation upon such event pursuant to the Corporation's credit and financing agreements. The

Corporation shall promptly take all actions required to make such repurchases of debt securities.

        (b) The Corporation shall make the Change of Control Offer not later than 30 days following the Change of Control Date by giving notice to Buyer specifying a date, not less than 20 days nor more than 30 days after the date of such notice, on which the Corporation will purchase any shares of Preferred Stock subject to such offer (the "Change of Control Payment Date"). Not less than 2 business days prior to the Change of Control Payment Date, Buyer shall notify the Corporation (an "Election Notice") as to the number of shares of Preferred Stock in respect of which Buyer is accepting the Change of Control Offer. If Buyer does not deliver the Election Notice by such date, its rights under this Section 5.09 will terminate. If Buyer does deliver an Election Notice by such date, then (i) such Election Notice will be a binding commitment of Buyer to sell to the Corporation on the Change of Control Payment Date the number of shares of Preferred Stock specified in such Election Notice, subject to Section 5.09(a) and (ii) on the Change of Control Payment Date, (A) the Corporation will deliver to Buyer an amount of cash equal to the purchase price for the Preferred Stock to be purchased and (B) Buyer will deliver to the Corporation free and clear of any Liens one or more certificates representing the Preferred Stock to be sold duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

        (c) Notwithstanding the foregoing, the Corporation shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the price and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Corporation and purchases all shares of Preferred Stock validly tendered under such Change of Control Offer.

        (d) The Corporation's obligations under this Section 5.09 are subject to compliance with the DGCL. If the Corporation is limited by the DGCL from fully complying with its obligations hereunder, the Corporation agrees that: (i) it will comply with its obligations hereunder to the extent it is able to do so and
(ii) it will use its best efforts to remove any such legal impediment. If at any time, the Corporation is obligated to make a Change of Control Offer hereunder but is not able to fully perform its obligations hereunder because of a legal impediment, Buyer may elect to have the Corporation defer such Change of Control Offer until the Corporation is legally able to fully perform its obligations hereunder. The Preferred Stock will continue to accrue dividends until repurchased, redeemed or converted.

        SECTION 5.10. Cross Ownership. For so long as Buyer holds equity securities representing at least 5% of the total equity of the Corporation, the Corporation and its Affiliates will use their reasonable best efforts not to take any action which would cause or result in any violation by the Corporation and its Affiliates or by the Buyer or any of its Affiliates of applicable provisions of the cross-ownership provisions of the Communications Act of 1934, as amended, or any comparable provisions of other applicable federal, state or local statutes or regulations, such that Buyer or any of its Affiliates would, as a result of Buyer's or its Affiliates' ownership, operation or management of cable television systems owned, operated, managed or subject to a definitive purchase agreement to be acquired by Buyer or its Affiliates as of the date of this Agreement and its interest in the Corporation, be compelled to (i) divest or restructure any interest in any such cable television system; (ii) divest or restructure its interest in the Corporation (or be compelled to terminate or restructure any of the agreements referred to in Section 8.02(d)); or (iii) incur any penalty or other sanction as a result of such action. Buyer and the Corporation will, and will cause their respective Affiliates to, cooperate with each other to seek to obtain any consents or waivers necessary to avoid violations of the type referred to in the previous sentence, provided that neither Buyer nor any of its Affiliates shall be required to agree to any divestiture or restructuring of any of its assets or business or the agreements referred to in Section 8.02(d) in order to secure any such consent or waiver. Should such required consents and waivers not be secured, the Corporation and its Affiliates will use their reasonable best efforts to refrain from such actions and will use their reasonable best efforts to take such actions as may be necessary from time to time in order to remedy any situation that could otherwise give rise to any such results as a result of such circumstances.

        SECTION 5.11. Special Preferred Stock. After the Closing and for so long as Buyer is entitled to appoint a Buyer Director under Section 5.04 (disregarding the proviso to the first sentence thereof), if the Corporation proposes to take any action that would cause Buyer to cease to be an "interested stockholder" for purposes of Section 203 of the DGCL under circumstances where Buyer's subsequent attainment of such status would not, for any reason, have been previously approved by the action of the Board of Directors taken on September 28, 1999 (or at any time on Buyer's reasonable request), then prior to taking such action the Corporation shall create and deliver to Buyer one share of a new series of preferred stock (the "Special Preferred") of the Corporation, such share of Special Preferred to (x) have no economic interest or right in the Corporation or any of its assets and (y) have at all times a vote equal to the difference between (a) 15% of the "outstanding voting stock" (as defined in Section 203 of the DGCL and as calculated under Section 203 with respect to Buyer) and (b) the percentage of the outstanding voting stock of the Corporation that Buyer otherwise "owns" (as defined in Section 203 of the DGCL); provided, however, that in no event will such vote be less than zero. The Special Preferred will vote together with the Common Stock generally in the election of directors and on no other matters except as required by law. The Special Preferred will have no separate or class voting rights, except as required by law. Buyer agrees to cause such share of Special Preferred to be present at all votes of the Corporation's stockholders on the election of directors in the same proportion as the Voting Securities are present, and will vote (and abstain) such share of Special Preferred on the election of directors in the same proportion as the Corporation's other stockholders vote (and abstain) on such matters. At the time the Special Preferred is issued, Buyer will grant to the Corporation an irrevocable proxy to vote the share of Special Preferred at all meetings of the Corporation's stockholders at which directors are elected, and in all actions by written consent, in the manner set forth in the preceding sentence. Buyer also agrees to enter into such other arrangements, but not including depositing the share of Special Preferred in a voting trust, as the Corporation may request from time to time, in order to ensure that the share of Special Preferred will be voted in the manner set forth above. The parties acknowledge and agree that the purpose and intent of the creation of the Special Preferred is to ensure that until Buyer's rights under Section 5.04 terminate, Buyer's status as an "interested stockholder" of the Corporation as a result of the exercise of any of Buyer's rights under this Agreement or the Certificate of Designations be and has been approved in advance by the Board of Directors of the Corporation for all purposes of Section 203 of the DGCL without in any way providing to Buyer any additional economic rights or benefits other than those otherwise provided for in this Agreement or the Certificate of Designations.


                                    ARTICLE 6

                               COVENANTS OF BUYER

        Buyer agrees that:

        SECTION 6.01. Confidentiality. (a) Buyer will hold, and will use its best efforts to cause its officers, directors, shareholders, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (the "Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Corporation or any of its Affiliates furnished to Buyer, except to the extent that such information can be shown to have been (i) previously known on a non- confidential basis by Buyer or such Representatives,
(ii) in the public domain through no fault of Buyer or its Representatives (acting in their capacity as such or with respect to information received in their capacity as such) or (iii) later acquired by Buyer or such Representatives from sources other than the Corporation or any of its Affiliates not known by Buyer or such Representatives, as applicable, to be bound by any confidentiality obligation; provided that Buyer may disclose such information to any of the Representatives in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer shall be responsible for any failure to treat such information confidentially by such Persons. The obligation of Buyer to hold and to cause the Representatives to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Buyer agrees that it shall not and it shall cause the Representatives not to use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Corporation and in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, Buyer will, and will use its reasonable best efforts to cause its Representatives to, destroy or deliver to the Corporation, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or on its behalf from the Corporation, or any of the Representatives, in connection with this Agreement that are subject to such confidence.

        (b) In the event Buyer or anyone to whom Buyer transmits confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, Buyer will provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive Buyer's compliance with the provisions of this Section. In the event that such protective order or other remedy is not obtained sufficiently promptly so as not to adversely affect Buyer or those of its officers, directors, employees, accountants, counsel, consultants, advisors and agents as to whom the information has been requested or required, or the Corporation waives Buyer's compliance with the provisions of this Agreement, Buyer will furnish only that portion of such information that Buyer is advised by counsel is legally required and will, at the Corporation's expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

        SECTION 6.02. Sale or Transfer of Restricted Securities. During the Standstill Period, Buyer will not, and will not permit its Affiliates to, directly or indirectly, sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, any Restricted Securities; provided that Buyer and its Affiliates may sell, pledge, encumber or otherwise transfer Preferred Stock, Common Stock or Class B Stock (a) in any transaction in compliance with

Rule 144 under the Securities Act; provided that any such sale shall be subject to the volume and manner of sale limitations set forth in such rule whether or not legally required unless Buyer shall use commercially reasonable efforts not to sell securities to a Person that would not be a Permitted Transferee (and in the case of an arranged sale Buyer will not transfer securities to a Person that would not be a Permitted Transferee), (b) in a bona fide firm commitment, underwritten public offering registered under the Securities Act in which Buyer and the underwriters use commercially reasonable efforts to prevent the sale of such stock to any Person that would, after giving effect to such sale, not be a Permitted Transferee, (c) to a commercial bank or other financial institution in connection with a bona fide financing transaction by Buyer, provided that such bank or other financial institution agrees to comply with the transfer and voting restrictions set forth in this Agreement with respect to such stock, and
(d) to Permitted Transferees. Buyer shall not sell, pledge, encumber or otherwise transfer any Preferred Stock unless the transferee agrees to arrangements consistent with those described in Section 6.06 which are acceptable to the Corporation in its reasonable discretion. A "Permitted Transferee" is a Person who after giving effect to such sale, pledge, encumbrance or transfer, would, together with its Affiliates and with any members of a Group in which such Person or any of its Affiliates is a member, beneficially own securities representing less than 5% of the Total Voting Power and less than 15% of the aggregate number of outstanding shares of Common Stock and Class B Stock (assuming, in each case, the conversion, exercise or exchange of all Convertible Securities beneficially owned by such Person, its Affiliates and such Group members).

        SECTION 6.03. Acquisition of Voting Securities. (a) During the Standstill Period, and notwithstanding anything in this Agreement to the contrary, without the prior written consent of the Board of Directors, specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not Buyer Directors, Buyer will not, and will not permit its Affiliates to, purchase or otherwise acquire, directly or indirectly, or agree or offer to purchase or otherwise acquire any Voting Securities of the Corporation if, as a result thereof, Buyer and its Affiliates, in the aggregate, would beneficially own Voting Securities representing more than the Agreed Percentage of the Total Voting Power.

        (b) If, immediately prior to the record date for a meeting of the Corporation's stockholders at which a Takeover Proposal or Stock Issuance Proposal is to be considered, the conversion by Buyer of Preferred Stock into Common Stock would violate any material legal impediment imposed by any Regulatory Authority, Buyer shall, notwithstanding Section 6.06 or any other provision of this Agreement, be permitted to vote Preferred Stock beneficially owned by Buyer in respect of such Takeover Proposal or Stock Issuance Proposal to the extent necessary to increase Buyer's vote to the Agreed Percentage. With respect to such vote and the implementation of this Section 6.03 only, the applicable amount of Preferred Stock will be deemed to have been converted to Common Stock for purposes of the definition of the terms "Agreed Percentage" and "Voting Securities" in Section 1.01. The parties will cooperate with each other to remove any such legal impediments to the conversion of the Preferred Stock.

        SECTION 6.04. Standstill. (a) Buyer agrees that from the date hereof until the earlier of (i) the date of a Change of Control, (ii) the seventh anniversary of the Closing Date, (iii) the date upon which the Level 3 Holders sell to one Person, in one transaction or a series of related transactions, Voting Securities or Convertible Voting Securities representing 5% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person and the members of any Group of which such Person is a member) if following such sale such Person, or any Group of which such Person is a member, would beneficially own Voting Securities representing 15% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person and the members of any Group of which such Person is a member) and (iv) the occurrence of a Section 6.04(e) Event (the "Standstill Period"), without the prior written consent of the Board of Directors, specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not Buyer Directors, the Buyer will not and will not permit its Affiliates to:

             (i) purchase or otherwise acquire, directly or indirectly, or agree or offer to purchase or otherwise acquire (except, in any case, (A) pursuant to the terms of this Agreement or the Certificate of Designations or (B) by way of a stock dividend, stock split, reclassification, recapitalization or other similar event by the Corporation), any Restricted Securities; provided that if the Corporation shall issue any Restricted Securities in respect of which Buyer did not have the right to purchase its pro-rata share under
        Section 5.07, Buyer shall be permitted to purchase in the open market or pursuant to one or more private transactions, the number of shares of such class of Restricted Securities as it would have been entitled to purchase if it had been entitled to purchase its pro-rata share of such issuance under Section 5.07;

             (ii) "solicit", or become a "participant", directly or indirectly, in any "solicitation" of proxies (as such terms are defined under the Exchange Act) from any holder of Voting Securities or Convertible Voting Securities in connection with any vote or other action on any matter or agree or announce its intention to vote with any Person undertaking a "solicitation" or seek to advise, encourage or influence any Person with respect to the voting of any Voting Security;

             (iii) seek, propose (in a manner that is intended to require, or would reasonably be expected to require, public disclosure) or make any statement with respect to, or otherwise participate in, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except as and to the extent specifically permitted by this Section 6.04), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Corporation or any of its Subsidiaries;

             (iv) form, join or in any way participate in a Group with respect to any Restricted Securities;

             (v) grant any "proxies" (as defined under the Exchange Act) with respect to any Voting Securities to any Person (except as recommended by the Board of Directors of the Corporation) or deposit any Voting Securities or Convertible Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof except as set forth in Section 6.05 or pursuant to Section 5.11 or Section 6.06;

             (vi) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of the Corporation;

             (vii) seek, alone or in concert with others, representation on the Board of Directors except as specifically set forth in Section 5.04 hereof, or seek the removal of any member of the Board of Directors;

             (viii) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing;

             (ix) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of this Section 6.04 or Section 6.02, 6.03, 6.05 or 6.06; or

             (x) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing.

        (b) Nothing contained in this Section 6.04 shall be deemed in any way to prohibit or limit (i) the activities of the Buyer Directors acting in their capacity as directors of the Corporation or (ii) any transactions in the ordinary course of business between the Corporation and its Subsidiaries, on the one hand, and Buyer and its Affiliates, on the other hand.

        (c) The following shall apply during the Standstill Period:
Notwithstanding the provisions of Section 6.04(a), if the Corporation receives an indication of interest for a Takeover Proposal that it intends to consider, it will promptly notify Buyer of such fact. If thereafter or otherwise the Corporation shall propose to enter into negotiations with any Person regarding a possible Takeover Proposal (a "Negotiated Proposal"), then prior to entering into such negotiations, the Corporation shall notify Buyer that it proposes to enter into negotiations in respect of a Negotiated Proposal (a "Negotiation Notice") and shall give Buyer a period of not less than four Business Days (the "Determination Period") to determine whether Buyer wishes to enter into negotiations with the Corporation regarding a possible Takeover Proposal (a "Buyer Proposal"). The Negotiation Notice shall provide only the following information: (i) if the Person making the Negotiated Proposal is proposing a transaction involving the use by such Person of cash consideration, (A) whether it will be Fully Financed (as defined below) at the time the Board may approve the Negotiated Proposal or (B) if it will not be Fully Financed, the identity of such Person and (ii) if the Person making the Negotiated Proposal is proposing a transaction involving the use by such Person of non-cash consideration, the identity of such Person and the form of consideration proposed to be used. If after the delivery of the Negotiation Notice, the Person making the Negotiated Proposal and the Corporation determine to change the form of consideration or the Fully Financed status changes, the Corporation will provide Buyer with another Negotiation Notice (which will commence a new Determination Period). The cash consideration to be delivered under a Negotiated Proposal will be "Fully Financed" for purposes hereof if either (i) the Person making the Negotiated Proposal has committed financing for such Negotiated Proposal or (ii) such Person is a publicly traded entity with an equity market capitalization of at least 200% of the equity market capitalization of the Corporation.

             (i) If within the Determination Period, Buyer notifies the Corporation that it wishes to negotiate regarding a Buyer Proposal, it shall be permitted to negotiate with the Corporation regarding a Buyer Proposal and each of the Buyer Directors shall recuse themselves from consideration of the Negotiated Proposal and the Buyer Proposal. If the

        Board of Directors does not approve the Negotiated Proposal or the Buyer Proposal, Buyer's rights to negotiate regarding a Buyer Proposal shall terminate. If the Board of Directors determines to approve the Negotiated Proposal, Buyer shall thereafter be permitted to (A) make a Buyer Proposal by way of a tender or exchange offer or otherwise and (B) take other actions in opposition to the Negotiated Proposal, and in support of a Buyer Proposal, that would otherwise be prohibited by
        Section 6.04(a) (other than clause (i) thereof, except pursuant to Buyer's tender or exchange offer) (the actions referred to under clause
        (A) and (B) of this sentence, the "Permitted Actions"). If the Negotiated Proposal is rejected by the shareholders of the Corporation, Buyer's rights to take Permitted Actions shall thereupon terminate; provided that if at such time Buyer has proposed a Buyer Proposal to the Corporation's shareholders and such Buyer Proposal is still pending, Buyer's rights to take Permitted Actions shall continue until the earlier of (1) the date upon which the Buyer Proposal is rejected by the Corporation's shareholders and (2) 60 days after the date upon which the Negotiated Proposal was rejected. Upon the termination of Buyer's rights to take Permitted Actions hereunder, Buyer shall take any action necessary to promptly terminate all proxies, agreements, Groups and other arrangements entered into that would have been prohibited under
        Section 6.04(a) but for the effect of this Section 6.04(c).

             (ii) If within the Determination Period, Buyer does not notify the Corporation that it intends to negotiate with the Corporation regarding a Buyer Proposal, Buyer shall not be permitted to negotiate with the Corporation regarding, or otherwise make, a Buyer Proposal and shall not be released from the restrictions contained in Section 6.04(a) at any time either before or after approval of the Negotiated Proposal by the Board of Directors with respect to such Negotiated Proposal.

        (d) If, during the Standstill Period, the Board of Directors shall approve a process pursuant to which Takeover Proposals are to be solicited from one or more Persons, then the provisions of Section 6.04(c) shall apply in respect of such process except that (i) the Determination Period shall end no earlier than the day prior to the last date by which such Persons are required to submit Takeover Proposals (or in the event that the Corporation determines to enter into its bona fide negotiation with one or more participants in such process prior to such date, the date upon which such negotiations shall begin) and (ii) the term "Negotiated Proposal" shall mean the Takeover Proposal(s) of one or more of the participants in such process.

        (e) If any Person shall commence and not withdraw a bona fide unsolicited tender or exchange offer that if successful would result in a Change of Control (an "Offer"), the Standstill Period shall terminate unless (i) within 10 business days of the announcement of such Offer, the Corporation shall have publicly recommended that the Offer not be accepted and (ii) the Level 3 Holders shall be subject to an agreement not to tender or otherwise sell Voting Securities beneficially owned by the Level 3 Holders to the Person making the Offer except to the extent the Voting Securities beneficially owned by the Level 3 Holders that are not subject to such an agreement shall be less than 5% of the Total Voting Power. The termination of the Standstill Period pursuant to this
Section 6.04(e) is referred to herein as a "Section 6.04(e) Event."

        SECTION 6.05. Voting Arrangements. During the Standstill Period, Buyer shall vote and cause to be voted all Voting Securities owned by the Buyer (i) for nominees to the Board of Directors of the Corporation who have been recommended by the Corporation's Board of Directors and (ii) on all other matters submitted to the holders of Voting Securities, either in accordance with the recommendations of the Corporation's Board of Directors or in proportion to the votes cast by the other holders of Voting Securities; provided that (A) with respect to any Takeover Proposal submitted to the vote of the Corporation's stockholders, Buyer shall be free to vote without restriction all Voting Securities beneficially owned by it and (B) with respect to any proposal to approve the issuance of equity securities by the Corporation (not including a proposal to approve a stock option or other director or officer compensation plan and not in connection with a Takeover Proposal) (a "Stock Issuance Proposal") submitted to the vote of the Corporation's stockholders, Buyer shall be free to vote without restriction Voting Securities beneficially owned by it representing up to the Agreed Percentage (disregarding clause (i) of the proviso in the definition of such term) of the Total Voting Power. Buyer shall cause all Voting Securities owned by Buyer to be represented, in person or by proxy, at all meetings of holders of Voting Securities of which Buyer has actual notice, so that such Voting Securities may be counted for the purpose of determining the presence of a quorum at such meetings. The Corporation agrees to give Buyer reasonable advance notice of the record date of any meeting of stockholders (or consent solicitation) to which a Takeover Proposal or a Stock Issuance Proposal will be submitted for approval (or in respect of which consents will be sought) so that Buyer may, subject to the other provisions of this Agreement, convert shares of Preferred Stock into Common Stock prior to the applicable record date and vote such shares of Common Stock at such meeting (or execute such consent) as permitted hereby.

        SECTION 6.06.  Voting of Preferred Stock.  At the Closing and subject to
Section 6.03(b), Buyer shall enter into any arrangement, agreement or proxy with respect to the voting of the Preferred Stock (other than a voting trust) as requested by the Corporation, in its reasonable discretion, for purposes of ensuring that such shares of Preferred Stock (together with any shares of Preferred Stock issued as dividends) will be (i) represented, in person or by proxy at all meetings of holders of Voting Securities of which Buyer has actual notice in proportion to the representation of votes entitled to be cast by holders of Voting Securities, so that such portion of such shares of Preferred Stock may be counted for the purpose of determining the presence of a quorum at such meetings and (ii) voted (and abstained) in proportion to the votes cast (and abstained) by the holders of Voting Securities.


                                    ARTICLE 7

                     COVENANTS OF BUYER AND THE CORPORATION

        SECTION 7.01. Required Regulatory Approvals; Reasonable Best Efforts; Further Assurances. Buyer and the Corporation acknowledge that certain regulatory or governmental approvals may be required to lawfully consummate the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, Buyer and the Corporation will, and will cause their Affiliates to, use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Corporation and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

        SECTION 7.02. Certain Filings. (a) The Corporation and Buyer will, and will cause their Affiliates to, cooperate with one another (i) in connection with the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement or the conversion by Buyer of Preferred Stock and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the generality of the foregoing, the Corporation and Buyer shall promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the transactions contemplated by this Agreement. The Corporation and Buyer shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the

Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other governmental body in connection with antitrust or related matters. Each of the Corporation and Buyer shall (A) give the other party prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation by or before any governmental body with respect to the transactions contemplated by this Agreement, (B) keep the other party informed as to the status of any such action, suit, litigation, arbitration, preceding or investigation , and (C) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other governmental body regarding the transactions contemplated by this Agreement.

        (b) The Corporation and Buyer will, and will cause their Affiliates to, take such actions, make such payments or commitments, and agree to such amendments to any of their respective franchises, licenses, contracts or other agreements or authorizations, as shall be required in order to obtain a consent, approval or waiver from any other Person in connection with the transactions contemplated hereby and by the Certificate of Designations (including conversion of the Preferred Stock), except if such actions, payments, commitments or amendments, considered individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Corporation or Charter, as the case may be. If the Corporation or Buyer, as the case may be, believes that such actions, payments, commitments or amendments would have such a Material Adverse Effect, the Corporation and Buyer shall cooperate in good faith to seek a resolution to the circumstances which give rise to the requirement for such action, payment, commitment or amendment or to determine an otherwise appropriate resolution.

        SECTION 7.03. Public Announcements. Prior to the Closing, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to such consultation. Following the Closing, the parties agree to consult with each other before issuing any press release or making any public filing that describes any terms of this Agreement.

        SECTION 7.04. Registration Rights Agreement. The terms set forth in Exhibit B hereto are hereby incorporated by reference.

        SECTION 7.05. Shareholder Meeting. (a) Promptly after the execution of this Agreement, the Corporation will seek the concurrence of the National

Association of Securities Dealers, Inc. (the "NASD") with the Corporation's view that the issuance of securities contemplated hereby does not require approval of the Corporation's stockholders. If the NASD concurs with the Corporation's view that stockholder approval is not required, then approval of the Corporation's stockholders will not be sought. If the NASD does not concur in the Corporation's view, then the Corporation shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of the issuance of securities, contemplated by this Agreement. In connection with such meeting, the Corporation will (i) promptly prepare and file with the Commission, use its best efforts to have cleared by the Commission and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) use its best efforts to obtain the necessary approvals by its stockholders of the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting. The Board of Directors shall recommend approval of the issuance of securities contemplated by this Agreement by the Corporation's stockholders.

        SECTION 7.06. Buyer's Option. (a) In the event that approval of the transactions contemplated by this Agreement by the Corporation's stockholders ("Stockholder Approval") is required and prior to the Stockholders Meeting all closing conditions set forth in Article 8 hereof (other than Section 8.01(a)) are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), then at any time within 10 business days of the first date upon which the Corporation notifies Buyer that the closing conditions set forth in Sections 8.01 (other than Section 8.01(a)) and 8.02 (other than conditions that by their nature are to be satisfied at Closing and will in fact be satisfied at Closing) are satisfied or waived, Buyer may elect to purchase from the Corporation at the Closing (the date of which shall be determined as if the closing condition in Section 8.01(a) were satisfied) the largest number of shares of Preferred Stock that it may acquire under applicable NASD rules without Stockholder Approval (rounded down to the nearest hundred shares) ("Initial Shares") and the Purchase Price to be paid therefor shall be appropriately adjusted. In the event that Buyer does so elect and purchases the Initial Shares, the closing of such transaction shall be treated as the Closing for purposes hereof, and dividends shall accrue on the Initial Shares from the Closing Date. Buyer may exercise its rights under this Section 7.06(a) by delivering written notice within the 10 business day period referred to above. If the Initial Shares are purchased, Buyer and the Corporation shall use their best efforts to obtain Stockholder Approval and consummate the Second Closing (as defined below).

        (b) In the event that, subsequent to the issuance of Initial Shares pursuant to Section 7.06(a), Stockholder Approval is obtained at the Stockholder Meeting, Buyer shall purchase from the Corporation a number of shares of Preferred Stock equal to the Preferred Shares minus the Initial Shares (the "Approved Shares") on the second business day following such Stockholder Approval (the "Second Closing"); provided that the consummation of the Second Closing would not contravene any applicable law or regulation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Buyer or the Corporation, or any judgment, injunction, order or decree. At the Second Closing, Buyer shall pay the Corporation the Purchase Price (appropriately adjusted to account for that portion of the Purchase Price paid with respect to the Initial Shares) and an amount in cash equal to all accrued and unpaid dividends on the Approved Shares to the date of the Second Closing. Dividends shall accrue on the Approved Shares from the Closing Date but shall not be payable until the first Dividend Payment Date after the date of the Second Closing. In the event that subsequent to the issuance of Initial Shares pursuant to Section 7.06(a), Stockholder Approval is not obtained at the Shareholder Meeting, Buyer and the Corporation shall negotiate in good faith to achieve a business objective similar to that contemplated by this Agreement assuming Stockholder Approval had been obtained.

        (c) In the event that (i) Stockholder Approval is required but is not obtained at the Stockholder Meeting, (ii) all closing conditions set forth in
Article 8 hereof (other than Section 8.01(a)) are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing) and (iii) Buyer has not exercised its option under Section 7.06(a), Buyer, at its option, may elect to purchase Initial Shares from the Corporation at the Closing (as if the closing condition in Section 8.01(a) were satisfied), and the Purchase Price to be paid therefor shall be appropriately adjusted. Buyer may exercise its rights under this
Section 7.06(c) by written notice delivered to the Corporation within 10 business days after the failure to obtain Stockholder Approval. In the event that Buyer exercises its option under this Section 7.06(c), Buyer and the Corporation shall negotiate in good faith to achieve a business objective similar to that contemplated by this Agreement assuming Stockholder Approval had been obtained.

                                    ARTICLE 8

                              CONDITIONS TO CLOSING

        SECTION 8.01. Conditions to Obligations of Buyer and the Corporation. The obligations of Buyer and the Corporation to consummate the Closing are subject to the satisfaction of the following conditions:

        (a) the transactions contemplated by this Agreement shall have been approved by the stockholders of the Corporation, if required;

        (b) (i) all filings with, notifications to and consents from Regulatory Authorities required for the consummation of the Closing, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation or Buyer and (ii) the Schedule 3.04 Consent, shall in each case have been made or obtained, as applicable, in form and substance reasonably satisfactory to the Corporation and Buyer; and

        (c) no provision of any applicable law or regulation (with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation or Charter) and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

        SECTION 8.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

        (a) The Corporation shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing;

        (b) The representations and warranties of the Corporation contained in this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing (except that, for the purposes of this Section 8.02(b), the representation and warranty in Section 3.12(i) shall only apply with respect to any action, suit, investigation or proceeding instituted by a governmental agency or authority), as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, on and as of such earlier date);

        (c) The Certificate of Designations shall have been filed in accordance with the laws of Delaware;

        (d) the Portal Agreement, the Channel Agreement and the LA Agreement (or, in the case of any of the foregoing agreements, an agreement superseding such first agreement executed by the parties to the first agreement) shall be in full force and effect;

        (e) The Corporation shall have delivered to Buyer (i) a copy of the resolutions adopted by the Board of Directors, certified by the Secretary of the Corporation, authorizing this Agreement and approving Buyer's attainment of the status of an "interested stockholder" under Section 203 of the DGCL and (ii) a certificate dated the Closing Date, signed by an officer of the Corporation, certifying as to the fulfillment of the conditions set forth in Sections 8.02(a) and (b);

        (f) The Corporation shall have delivered to Buyer an opinion reasonably acceptable to Buyer from the General Counsel of the Corporation, with respect to the due incorporation, due authorization and capitalization of the Corporation; and

        (g) The Corporation shall have delivered to Buyer an opinion reasonably acceptable to Buyer from Davis Polk & Wardwell, special counsel to the Corporation, with respect to the validity of the Preferred Shares and the valid and binding nature and enforceability of this Agreement.

        SECTION 8.03. Conditions to Obligation of the Corporation. The obligation of the Corporation to consummate the Closing is subject to the satisfaction of the following further conditions:

        (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

        (b) The representations and warranties of Buyer contained in this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing, as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, on and as of such earlier date);

         (c) The Corporation shall have received a certificate dated the Closing Date, signed by an appropriate officer of Buyer, certifying as to the fulfillment of the conditions set forth in Sections 8.03(a) and 8.03(b); and

        (d) Buyer shall have delivered to the Corporation an opinion reasonably acceptable to the Corporation from Irell & Manella LLP, special counsel to Buyer, with respect to the due incorporation and due authorization of Buyer and the valid and binding nature and enforceability of this Agreement.


                                    ARTICLE 9

                                   TERMINATION

        SECTION 9.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

        (a) by mutual written agreement of the Corporation and Buyer;

        (b) by either the Corporation or Buyer if the Closing shall not have been consummated on or before June 30, 2000, unless extended by mutual agreement or unless the failure to consummate the Closing is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any obligation required to be performed by such party at or prior to the Closing Date;

        (c) by either the Corporation or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

        (d) if the approval of the Corporation's stockholders to the consummation of the transactions contemplated by this Agreement, if required, shall not have been obtained at the Stockholder Meeting duly convened and finally adjourned; provided, however, that the Corporation may not terminate this Agreement pursuant to this clause (d) unless Buyer does not exercise its rights under Section 7.06(a) or 7.06(c) hereof.

The party desiring to terminate this Agreement pursuant to Section 9.01(b), 9.01(c) or 9.01(d) shall promptly give notice of such termination to the other party.

        SECTION 9.02. Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (a) failure of either party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.01, 11.01, 11.03, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, and 11.12 shall survive any termination hereof pursuant to Section 9.01.


                                   ARTICLE 10

                            SURVIVAL; INDEMNIFICATION

        SECTION 10.01. Survival of Representation and Warranties. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 18 months after the Closing Date, except that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.06, 4.01, 4.02, and 4.03 shall survive indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time.

        SECTION 10.02. Indemnification. (a) The Corporation hereby indemnifies Buyer against and agrees to hold Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Corporation pursuant to this Agreement; provided that
(i) the Corporation shall not be liable under this Section 10.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 10.02(a) exceeds $33,000,000 in which event Buyer shall be entitled to make a claim against the Corporation for the full amount of such Damages, and
(ii) the Corporation's maximum liability under this Section 10.02(a) shall not exceed $1,320,000,000. In the event that such indemnity is payable by the Corporation, the Corporation will advance or reimburse Buyer (in lieu of the amount set forth in the preceding sentence) an amount equal to the product of
(x) such Damages, and (y) the Gross Up Adjustment. "Gross Up Adjustment" means a fraction, the numerator of which is one and the denominator of which is the difference between (A) one, and (B) Buyer's percentage ownership of the outstanding Common Stock and Class B Stock (assuming the conversion, exercise or exchange of all

Convertible Securities and expressed as a decimal) at the time of payment of such Damages.

        (b) Buyer hereby indemnifies the Corporation against and agrees to hold the Corporation harmless from any and all Damages incurred or suffered by the Corporation arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; provided that (i) Buyer shall not be liable under this Section 10.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 10.02(b) exceeds $33,000,000, in which event the Corporation shall be entitled to make a claim against Buyer for the full amount of such Damages, and
(ii) Buyer's maximum liability under this Section 10.02(b) shall not exceed $1,320,000,000.

        SECTION 10.03. Procedures. The party seeking indemnification under
Section 10.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at its election participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 10.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

        SECTION 10.04. Inspections; No Other Representations . Buyer is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer will undertake prior to the Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Preferred Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Corporation, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that the Corporation makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Corporation and the Subsidiaries or the future business and operations of the Corporation and the Subsidiaries or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Corporation or the

Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.

        SECTION 10.05. Exclusivity. Except as specifically set forth in this Agreement and except in the case of fraud, effective as of the Closing Buyer waives any rights and claims Buyer may have against the Corporation, whether in law or in equity, relating to the Corporation or the Preferred Shares or the transactions contemplated hereby. The rights and claims waived by Buyer include, without limitation, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, Section 10.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby, except in the case of fraud.


                                   ARTICLE 11

                                  MISCELLANEOUS

        SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to Buyer, to:

               Vulcan Ventures Incorporated
               110 110th Avenue, N.E.
               Suite 550
               Bellevue, Washington 98004
               Attention: William D. Savoy
               Fax: (425) 453-1985

        with a copy to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California 90067

               Attention:  Alvin G. Segel, Esq.
                           Andrew W. Gross, Esq.
               Fax: (310) 203-7199

        if to the Corporation, to:

               RCN Corporation
               105 Carnegie Center
               Princeton, NJ 08540-6215
               Attention: John J. Jones, Esq.
               Fax: (609) 734-3830

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Attention: William L. Taylor, Esq.
               Fax:  (212) 450-4800

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

        SECTION 11.02. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

        SECTION 11.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        SECTION 11.04. Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated except that (i) Buyer may assign all of its rights and obligations under this Agreement to a single Controlled Affiliate (provided that (A) any such Controlled Affiliate continues to be a Controlled Affiliate of Buyer and (B) Buyer shall be responsible for any breach by such Controlled Affiliate), (ii) Buyer may assign its rights and obligations under Section

7.04 and Exhibit B of this Agreement to any one or more Permitted Transferees (if the related transfer is not a sale made under Rule 144 under the Exchange
Act), and (iii) if Buyer pledges any Preferred Stock to any commercial bank(s) or other financial institution(s) in connection with a bona fide financing transaction by Buyer then Buyer may assign to such commercial bank(s) or financial institution(s) its rights and obligations under Section 5.09 of this Agreement to the extent relating to the Preferred Shares so pledged, provided that the rights of any such commercial bank(s) or financial institution(s) under
Section 5.09 will terminate immediately upon default by Buyer in connection with such financing transaction, and provided further that if Buyer and such commercial bank(s) or financial institution(s) shall each own shares of Preferred Stock in respect of which a Change of Control Offer is made under
Section 5.09 when the Change of Control Date is on or after the Change of Control Premium Date, each of Buyer and such commercial bank(s) or financial institution(s) shall be entitled to accept the Change of Control Offer in respect of 50% of the shares of Preferred Stock owned by such Person and subject to such offer.

        SECTION 11.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

        SECTION 11.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

        SECTION 11.07. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for rights provided to Permitted Transferees under Section 7.04.

        SECTION 11.08. Entire Agreement. This Agreement (including the Exhibits hereto) and the Certificate of Designations constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement (except for the provisions of the letter agreement dated July 29, 1999 that relate to the solicitation and employment of employees of the Corporation, which remain in effect).

        SECTION 11.09. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        SECTION 11.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        SECTION 11.11. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

        SECTION 11.12. No Recourse. Notwithstanding any of the terms or provisions of this Agreement, (i) the Corporation agrees that neither it nor any Person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Buyer or any of its

Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby and (ii) the Buyer agrees that neither it nor any Person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Corporation or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      RCN CORPORATION

                                      By:  /s/ Bruce C. Godfrey
                                          -----------------------------------
                                          Name:  Bruce C. Godfrey
                                          Title: Chief Financial Officer

                                      VULCAN VENTURES

                                      INCORPORATED

                                      By:  /s/ William D. Savoy
                                          -----------------------------------
                                          Name:  William D. Savoy
                                          Title: Vice President

                                                                   SCHEDULE 3.04

        Waiver in connection with the transactions contemplated by this Agreement of clause (n) of Article VII of the Credit Agreement dated as of June 3, 1999 among the Corporation, the borrowers and lenders named therein and Chase Manhattan Bank.

                                                                SCHEDULE 3.05(b)

1. 6,514,949 shares of Common Stock issuable on conversion of the Series A Preferred Stock.

2.    9,388,195 outstanding employee options.

3. An indeterminate number of shares of Common Stock issuable pursuant to the Exchange Agreement dated as of July 17, 1999 between BecoCom, Inc. and the Corporation.

4. Common Stock is convertible into Class B Stock under the Corporation's Certificate of Incorporation.


                                       49